Exhibit 10.1

Contract for Mining Machine Liquid Cooling System

Development and Technical Service Platform

2025.7.15

1. Parties to the Contract

Party A (Client): X CAPITAL INVESTMENT PTE. LTD.
Address: 2 VENTURE DRIVE 11-31 VISION EXCHANGE SINGAPORE 608526

Party B (Service Provider): Next Technology Holding Inc.
Address: 1621 Central Ave Cheyenne, WY 82001

Whereas Party A is a company registered in the British Virgin Islands, planning to operate a large-scale mining farm equipped with 6,500 Bitmain S19K Pro mining machines in Malaysia; Party B is a US-listed company with extensive technical expertise in SaaS, specializing in industrial cooling solutions and equipment management systems. Both parties agree to enter into this agreement for the development of a mining machine liquid cooling system.

2. Project Scope and Technical Requirements

2.1 Party B shall develop a complete immersion liquid cooling system for 6,500 S19K Pro mining machines (rated hashrate 115TH/s, rated power consumption 2645W) to operate immersed in transformer oil.

2.2 The system shall comply with the requirements of IEC 60296 “Electrotechnical Fluids - Mineral Insulating Oils for Electrical Equipment” and use mineral insulating oil that meets the specifications of this standard as the cooling medium.

2.3 The liquid cooling system shall include the following subsystems:

●	Cooling tank design

●	Oil circulation and filtration system

●	Heat exchange system design (allowing waste heat recovery for domestic heating, pool heating, and other environmentally friendly solutions)

●	Temperature monitoring and automatic regulation system (operating temperature range 20-60°C)

●	Corrosion protection and electrical insulation guarantee system testing

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3. Functional Requirements for Group Control Management System

3.1 Party B shall provide a SaaS-based group control management system with the following functions:

●	Real-time monitoring of all mining machines’ operational status, hashrate performance, and power consumption data

●	Intelligent scheduling algorithms to optimize the overall efficiency of the mining machine group

●	High-precision path planning for cooling fluid distribution

●	Fault early warning and automatic diagnosis functions

●	Energy efficiency analysis and report generation

3.2 The system shall support interfaces for integration with Party A’s existing mining farm management system and provide data statistical analysis functions.

4. Performance Guarantees

4.1 Party B guarantees that the liquid cooling system will increase the overall hashrate of the mining farm by at least 3% and improve thermal efficiency by over 30%.

4.2 The system shall reduce mining machine operating noise to below 40 decibels and provide 7×24 uninterrupted operation capability with annual availability of no less than 99.9%.

5. Delivery and Timeline

5.1 Party B shall complete system design and prototype testing within 12 weeks after contract effectiveness, and complete durability testing within 24 weeks.

5.2 The project implementation is divided into three phases:

●	Phase 1: System design and technical solution validation (4 weeks)

●	Phase 2: Prototype development and testing (12 weeks)

●	Phase 3: durability testing (24 weeks)

6. Payment Terms

6.1 The total contract amount is 660,000 US dollars, including all hardware, software development, and system integration costs.

6.2 Payments shall be made in three installments:

First installment: 15% of total amount after design validation approval

Second installment: 35% of total amount after deployment completion

Third installment: 50% of total amount after 30 days of stable system operation

6.3 With the consent of both parties, a third party may handle the collection and payment of funds on behalf of others

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7. Intellectual Property and Confidentiality

7.1 Party B retains intellectual property rights of pre-existing technologies, while Party A obtains perpetual usage rights of project deliverables.

7.2 Both parties agree to maintain confidentiality of contract content and business information obtained during project implementation, with a confidentiality period of 5 years after contract termination.

8. Warranty and Support

8.1 Party B provides a 180-day system warranty period, including free replacement of all hardware components and continuous updates of software systems.

8.2 After the warranty period, Party B provides annual maintenance services including coolant testing and system performance optimization, with an annual service fee of 15% of the total contract amount.

9. Liability for Breach of Contract

9.1 If Party B fails to deliver on time or the system does not meet agreed performance indicators, it shall pay 0.15% of the total contract amount per week of delay as liquidated damages, up to a maximum of 15% of the total amount.

9.2 If Party A fails to make payments as agreed, it shall pay 0.15% of the overdue amount per week as late payment fees, and Party B has the right to suspend services until payment is received.

10. Force Majeure

In the event of force majeure (such as natural disasters, war, strikes, etc.) preventing performance of contractual obligations, the affected party shall not be liable for breach but shall notify the other party as soon as possible.

11. Governing Law and Dispute Resolution

11.1 This contract shall be governed by the laws of Singapore.

11.2 Any disputes arising from this contract shall first be resolved through friendly negotiation; if negotiation fails, the dispute shall be submitted to the International Court of Arbitration of the International Chamber of Commerce for arbitration in accordance with its rules.

12. Contract Effectiveness and Term

12.1 This contract becomes effective upon signature by authorized representatives of both parties and remains valid for three years.

12.2 The parties may negotiate renewal 60 days prior to contract expiration.

X CAPITAL INVESTMENT PTE. LTD.

Signature for Party A: /s/ X CAPITAL INVESTMENT PTE. LTD.

Date: 2025.7.15

Next Technology Holding Inc.

Signature for Party B: /s/ Next Technology Holding Inc.

Date: 2025.7.15

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List of Attachments

A: Detailed Technical Specifications

A.1 Cooling Medium

a)	Type : Mineral insulating oil conforming to IEC 60296 standard

b)	Key Performance Indicators:

–	Flash Point: ≥ 150°C

–	Fire Point: ≥ 170°C

–	Viscosity (40°C) (40°C): ≤ 11 mm²/s

–	Pour Point: ≤ -40°C

–	Dielectric Strength: ≥ 30 kV/2.5mm

A.2 Cooling Tank System

a)	Material: Stainless steel SS304 or higher grade, with anti-corrosion coating

b)	Safety Requirements: Equipped with liquid level sensors, pressure relief valves, and leak detection sensors

A.3 Oil Circulation and Filtration System

a)	Pumps: Oil-resistant, low-noise magnetic drive pumps with redundant backup design

b)	Flow Rate: Ensure oil flow velocity in each mining machine module ≥0.5 m/s to guarantee heat exchange efficiency

c)	Filtration Precision: Three-stage filtration system, final filtration precision ≤ 10 microns, ensuring oil cleanliness

d)	Piping: Oil-resistant, high-temperature resistant composite or metal pipe

A.4 Heat Exchange System

a)	Type: Plate Heat Exchanger

b)	Primary Side (Oil Loop): Inlet temperature: 55-60°C, Outlet temperature: ≤ 45°C

c)	Secondary Side (Cooling Side): Support interface with chillers or district heating systems

d)	Waste Heat Recovery Interface: Provide standardized interfaces to extract high-temperature oil (~55°C) for heating purposes

A.5 Monitoring and Control System

a)	Temperature Monitoring Points: Each cooling tank shall be equipped with at least 4 temperature sensors (inlet, outlet, middle)

b)	Control Accuracy: Oil temperature controlled within ±2°C of the set value

c)	Data Acquisition: Real-time collection of all mining machines’ chip temperature, board temperature, hashrate, and power consumption data

d)	Communication Interface: Support protocols such as Ethernet, Modbus TCP/RTU for integration with Party A’s existing systems

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B: Project Schedule

Phase	Key Tasks	Deliverables	Duration	Milestone
Phase 1: Design & Validation	1. Final requirement confirmation 2. Detailed system design (Mechanical, Electrical, Software) 3. Key equipment selection and procurement 4. Technical solution review	1. System Design Document (SDD) 2. 3D Models and Drawings	4 Weeks	Sign-off on Design Validation Approval by Party A
Phase 2: Prototype Dev & Test	1. Build one full functional prototype unit 2. Subsystem integration testing 3. Initial performance testing (Hashrate, Cooling, Noise) 4. SaaS platform basic function development and testing	1. Operational Prototype System 2. Prototype Test Report 3. SaaS Platform Test Account	12 Weeks	Prototype meets performance guarantees in Clause 4.1
Phase 3: Durability Test & Deployment	1. Scale deployment to 500 miners 2. Conduct continuous 500-hour durability test 3. Full SaaS platform integration and stress testing 4. Party A personnel training	1. Full System Deployment Completion 2. Durability Test Report 3. System Operation & Maintenance Manual 4. Training Completion Certificate	24 Weeks	Sign-off on Final Acceptance Certificate by Party A

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C: Acceptance Criteria and Test Plan

C.1 Prototype Acceptance Test

a)	Test Objec: A prototype unit consisting of 50 mining machines

b)	Test Duration: Continuous full-load operation for 72 hours

c)	Acceptance Criteria

1.	Thermal Efficiency: System PUE (Power Usage Effectiveness) ≤ 1.05 (i.e., cooling system power consumption <5%), improved by over 30% compared to air cooling (PUE~1.2)

2.	Noise Level: Noise measured at 1 meter from the equipment ≤ 40 dB。

3.	Temperature Control: Oil temperature stable within ±2°C of the set value (e.g., 45°C), miner chip temperature ≤ 70°C

d)	Result: The test report signed by both parties shall serve as the basis for the second payment

C.2 Final Acceptance Test

a)	Test Object: 500 mining machines and the entire SaaS platform

b)	Test Duration: Continuous stable operation for 168 hours (7 days)

c)	Acceptance Criteria:

1.	Availability: Overall system availability ≥ 99.9% (downtime not exceeding 10 minutes within 7 days)

2.	Performance Stability: Hashrate fluctuation of all miners < ±5%

3.	SaaS Platform Functionality / SaaS: All functions (real-time monitoring, intelligent scheduling, fault warning, energy efficiency analysis) operate normally with accurate data

4.	No Major Failures: No hardware or software failures causing system shutdown

d)	Result: The test report signed by both parties shall serve as the basis for the third and final payment

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D: Warranty and Maintenance Service Details

D.1 Warranty Period

a)	180 calendar days commencing from the date of Final Acceptance

D.2 Scope of Warranty

a)	Includes: Free repair or replacement of all hardware equipment provided by Party B under this contract (tanks, pumps, heat exchangers, sensors, etc.). Free bug fixes and functional optimizations for the software system

b)	Excludes

–	Damages caused by Party A’s improper operation, accidents, or force majeure

–	Natural consumption and replenishment of cooling medium (Party B is responsible for initial filling)

–	Equipment or software not provided by Party B

D.3 Response and Support

a)	Technical Support Hotline: 7x24 hours bilingual (Chinese/English) technical support hotline

b)	Remote Diagnosis: Party B can perform remote diagnosis and troubleshooting via the SaaS platform

c)	On-site Response: For hardware failures that cannot be resolved remotely, Party B commits to dispatching an engineer to the site (Malaysia mining farm) within 48 hours after notification

D.4 Post-Warranty Maintenance Service

a)	Service Content:

–	Regular on-site inspection (quarterly)

–	Annual testing and analysis report of cooling oil

–	System performance optimization recommendations

–	Continuous software system updates (security patches, minor function updates)

–	Priority and discounted hardware repair services

b)	Service Fee: Annual service fee is 15% of the total contract amount, payable annually in advance

c)	Agreement: Both parties must sign a separate annual maintenance service agreement 30 days prior to the expiration of the warranty period

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E: Current situation of Bitcoin mining farms

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